Exhibit 99.2

Press Release

FOR IMMEDIATE RELEASE	Contact: Lynda L. Glass
717.339.5085

ACNB CORPORATION HOLDS

2011 ANNUAL MEETING OF SHAREHOLDERS

GETTYSBURG, PA, May 5---The 2011 Annual Meeting of Shareholders of ACNB Corporation, headquartered in Gettysburg, PA, was held on Tuesday, May 3, at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, PA, at 1:00 p.m.  The business matters resolved at the Annual Meeting included four proposals related to the fixing of the number of directors and the number in each class of directors; election of Class 3 directors; two proposals related to advisory votes on executive compensation; and, ratification of the Corporation’s independent auditors.

The first proposal fixed the number of directors of the Corporation at twelve; the second proposal fixed the number of Class 1 Directors at five; the third proposal fixed the number of Class 2 Directors at four; and, the fourth proposal fixed the number of Class 3 Directors at three.  All four of these proposals were approved by the ACNB Corporation shareholders.

The election of three Class 3 Directors followed.  The shareholders elected Frank Elsner, III, Daniel W. Potts and Thomas A. Ritter as Class 3 Directors for a three-year term expiring in 2014.  All were previously members of the Board of Directors of ACNB Corporation.  Each member of the Corporation’s Board also serves on the Board of Directors for the Corporation’s banking subsidiary, ACNB Bank.

The two advisory proposals, which are non-binding, included approval by the shareholders of ACNB Corporation’s executive compensation and annual non-binding shareholder votes on executive compensation.

The final proposal was ratification by the shareholders of ParenteBeard LLC as ACNB Corporation’s independent auditors for the fiscal year ending December 31, 2011.

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ACNB Corporation, headquartered in Gettysburg, PA, is the financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD.  Originally founded in 1857, ACNB Bank serves its marketplace via a network of 18 retail banking offices located throughout Adams County, PA, as well as in Dillsburg and Hanover, York County, PA, and in Newville, Cumberland County, PA.  In addition, the Bank operates loan offices in Hanover, York County, and Chambersburg, Franklin County, PA.  Russell Insurance Group, Inc. offers a broad range of commercial and personal insurance lines with licenses in 36 states, including Pennsylvania and Maryland, through offices in Westminster, Carroll County, and Germantown, Montgomery County, MD.  On March 31, 2011, total assets of ACNB Corporation were $976 million.

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In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas.  Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of new laws and regulations, specifically the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; ineffectiveness of the business strategy due to changes in current or future market conditions; the effects and unanticipated expenses related to the charter conversion of our banking subsidiary from a federal to a state charter; the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; the inability to achieve acquisition-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and, deteriorating economic conditions. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the Securities and Exchange Commission, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the Securities and Exchange Commission.

ACNB #2011-10

May 5, 2011